                                                                 EXHIBIT 10.14.1

================================================================================

                      PREFERRED STOCK PURCHASE AGREEMENT

                                by and between

                            AT&T WIRELESS PCS INC.

                                      and

                              TELECORP PCS, INC.

                           Dated as of May 24, 1999

================================================================================

                               TABLE OF CONTENTS

                                                                                                       Page
ARTICLE I     DEFINITIONS...........................................................................    2

ARTICLE II    PURCHASE PRICE; PURCHASE AND SALE OF SECURITIES; CERTAIN RESTRICTIONS ON TRANSFER.....    5
        2.1.       Investor Purchase Price..........................................................    5
        2.2.       Purchase and Sale of Securities at Closing.......................................    5
        2.3.       Restrictive Legends..............................................................    5
        2.4.       Use of Proceeds..................................................................    6

ARTICLE III   CLOSING...............................................................................    6
        3.1.       Time and Place of Closing........................................................    6
        3.2.       Closing Actions and Deliveries...................................................    6
        3.3.       Closing Costs; Taxes and Fees....................................................    7

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF INVESTOR............................................    7
        4.1.       Organization, Power and Authority................................................    7
        4.2.       Consents; No Conflicts...........................................................    8
        4.3.       Litigation.......................................................................    8
        4.4.       Brokers..........................................................................    8
        4.5.       No Distribution..................................................................    8
        4.6.       Investor Acknowledgments.........................................................    8

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................    9
        5.1.       Organization, Power and Authority................................................    9
        5.2.       Consents; No Conflicts...........................................................   10
        5.3.       Litigation.......................................................................   10
        5.4.       Brokers..........................................................................   11
        5.5.       [Capitalization..................................................................   11
        5.6.       Shares...........................................................................   11
        5.7.       Offering of Securities...........................................................   11

ARTICLE VI    COVENANTS.............................................................................   12
        6.1.       Consummation of Transactions.....................................................   12
        6.2.       Use of Proceeds..................................................................   12
        6.3.       Restated Certificate.............................................................   12
        6.4.       Offering of Securities...........................................................   12

ARTICLE VII   CLOSING CONDITIONS....................................................................   12
        7.1.       Conditions to Obligations of All Parties.........................................   12
        7.2.       Conditions to Obligations of the Company.........................................   13
        7.3.       Conditions to the Obligations of the Investors...................................   14

ARTICLE VIII  SURVIVAL AND INDEMNIFICATION..........................................................   14
        8.1.       Survival.........................................................................   14
        8.2.       Indemnification by the Investor..................................................   15
        8.3.       Indemnification by the Company...................................................   15
        8.4.       Procedures.......................................................................   16
        8.5.       Registration Rights..............................................................   17

ARTICLE IX    TERMINATION...........................................................................  17
        9.1.       Termination......................................................................  17
        9.2.       Effect of Termination............................................................  17

ARTICLE X     MISCELLANEOUS PROVISIONS..............................................................  17
       10.1.       Amendment and Modification.......................................................  17
       10.2.       Waiver of Compliance; Consents...................................................  17
       10.3.       Notices..........................................................................  18
       10.4.       Parties in Interest; Assignment..................................................  18
       10.5.       Applicable Law...................................................................  18
       10.6.       Counterparts.....................................................................  19
       10.7.       Interpretation...................................................................  19
       10.8.       Entire Agreement.................................................................  19
       10.9.       Publicity........................................................................  19
      10.10.       Specific Performance.............................................................  19
      10.11.       Remedies Cumulative..............................................................  19
      10.12.       Severability.....................................................................  19
      10.13.       Beneficiaries of Agreement.......................................................  20
      10.14.       Stock Valuation..................................................................  20

SCHEDULES

Schedule I    --   Capitalization
Schedule 4.2  --   Investor Consents
Schedule 5.2  --   Company Consents
Schedule 5.5       Outstanding Options, Warrants, etc.
Schedule 5.8  --   Subsidiaries of the Company

                      PREFERRED STOCK PURCHASE AGREEMENT
                      ----------------------------------

     PREFERRED STOCK PURCHASE AGREEMENT, dated as of May 24, 1999, by and between AT&T Wireless PCS Inc., a Delaware corporation (the "Investor") and
                                                             --------
TeleCorp PCS, Inc., a Delaware corporation (the "Company").
                                                 -------

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, the Investor is a stockholder of the Company;

          WHEREAS, the Company and certain stockholders of the Company (other than the Investor) entered into a securities purchase agreement dated as of March 30, 1999 (the "Cash Equity Securities Purchase Agreement"), pursuant to which, among other things, such stockholders of the Company agreed to make additional cash capital contributions to the Company and the Company agreed to issue additional securities to such stockholders in consideration therefor, all on the terms set forth in the Cash Equity Securities Purchase Agreement; and

          WHEREAS, the Investor wishes to purchase additional securities of the Company so that the Investor's equity in the Company is not diluted by the issuance of securities contemplated by the Cash Equity Securities Purchase Agreement and the Company wishes to sell additional securities to the Investor all on the terms and subject to the conditions herein set forth;

          NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          For purposes of this Agreement:

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means
             -------                        -----------       ----------
the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          "Agreement" means this Preferred Stock Purchase Agreement, as the same
           ---------
may be amended, modified or supplemented in accordance with the terms hereof.

          "Business Day" means any day other than a Saturday, Sunday or a legal
           ------------
holiday in New York, New York or any other day on which commercial banks in New York, New York are authorized by law or governmental decree to close.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or subscribe for any of the foregoing or any warrants, rights or options to purchase or subscribe for any such warrants, rights or options.

          "Cash Equity Securities Purchase Agreement" has the meaning set forth
           -----------------------------------------
in the recitals.

          "Claim" has the meaning set forth in Section 8.4(a).
           -----

          "Closing" has the meaning set forth in Section 3.1.
           -------

          "Closing Date" has the meaning set forth in Section 3.1.
           ------------

          "Common Stock" means, collectively, the Company's Voting Preference
           ------------
Stock, the Class A Voting Common Stock, the Class B Non-Voting Common Stock, the Class C Common Stock, and the Class D Common Stock, $0.01 par value per share, respectively.

          "Company" has the meaning set forth in the preamble.
           -------

          "Confidential Information" means any and all information regarding the
           ------------------------
business, finances, operations, products, services and customers of the Person specified and its Affiliates, in written or oral form or in any other medium.

          "Consents" means all consents and approvals of Governmental
           --------
Authorities or other third parties necessary to authorize, approve or permit the parties hereto to consummate the Transactions and for the Company to operate its business after the Closing Date as currently contemplated.

          "Credit Agreement" means the agreement among the Company, the lenders
           ----------------
and the agents referred to therein, as of July 17, 1998, providing a credit facility having aggregate commitments of $525 million, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Credit Documents" means the Credit Agreement and all agreements,
           ----------------
instruments and documents executed and delivered pursuant thereto, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

          "Governmental Authority" means a Federal, state or local court,
           ----------------------
legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

          "Indemnified Party" has the meaning set forth in Section 8.4(a).
           -----------------

          "Indemnifying Party" has the meaning set forth in Section 8.4(a).
           ------------------

          "Investor" has the meaning set forth in the preamble.
           --------

          "Law" means applicable common law and any statute, ordinance, code or
           ---
other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

          "Lenders" has the meaning set forth in Section 10.4.
           -------

          "License" means a license, permit, certificate of authority, waiver,
           -------
approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

          "Losses" has the meaning set forth in Section 8.2.
           ------

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
business, financial condition, assets, liabilities or results of operations or prospects of the Person specified.

          "New York Courts" has the meaning set forth in Section 10.5.
           ---------------

          "Opinion of Counsel" means, with respect to any Person,  a legal
           ------------------
opinion of such Person's counsel substantially in the form and substance of the legal opinion rendered on behalf of such Person in connection with the consummation on July 17, 1998 of the transactions contemplated by the Securities Purchase Agreement.

          "Person" means an individual, corporation, partnership, limited
           ------
liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

          "Preferred Stock" means the shares of the Company's Series A Preferred
           ---------------
Stock, Series B Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, and Senior Common Stock, $0.01 par value per share, respectively.

          "Purchase Price" shall have the meaning set forth in Section 2.1.
           --------------

          "Restated Certificate" means the Third Amended and Restated
           --------------------
Certificate of Incorporation of the Company, dated no later than as of the Closing Date.

          "Section 8.2 Indemnified Party" has the meaning set forth in Section
           -----------------------------
8.2.

          "Section 8.3 Indemnified Party" has the meaning set forth in Section
           -----------------------------
8.3.

          "Securities" means the shares of  Preferred Stock being issued
           ----------
hereunder, together with any shares of Preferred Stock or Common Stock issued upon conversion of or delivered in substitution or exchange for any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Securities Purchase Agreement" means the Securities Purchase
           -----------------------------
Agreement dated as of January 23, 1998, by and among the Company, AT&T PCS, the Cash Equity Investors and the other parties named therein.

          "Series A Preferred Stock" has the meaning set forth in Section 2.2.
           ------------------------

          "Series D Preferred Stock" has the meaning set forth in Section 2.2.
           ------------------------

          "Series F Preferred Stock" has the meaning set forth in Section 2.2.
           ------------------------

          "Stockholders' Agreement" means the Stockholders' Agreement, by and
           -----------------------
among the Company, AT&T PCS, the Cash Equity Investors named therein and the other parties named therein, as stockholders, dated as of July 17, 1999, as amended by Amendment No. 1 dated as of March 30, 1999.

          "Subsidiary" shall mean, with respect to any Person, a corporation or
           ----------
other entity of which 50% or more of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Transactions" means the transactions contemplated by this Agreement.
           ------------

          When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. Unless the context otherwise requires, the terms defined hereunder shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word

"herein" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.

                                  ARTICLE II

                               PURCHASE AND SALE
                               -----------------
                OF SECURITIES; CERTAIN RESTRICTIONS ON TRANSFER
                -----------------------------------------------

     2.1.  Investor Purchase.  Upon the terms and subject to the conditions
           -----------------
hereof and in reliance upon the representations, warranties and agreements herein contained, at the Closing, the Investor shall pay Forty Million Dollars ($40,000,000) to the Company (the "Purchase Price") in immediately available
                                   --------------
funds.

     2.2.  Purchase and Sale of Securities at Closing.  Upon the terms and
           ------------------------------------------
subject to the conditions hereof and in reliance upon the representations, warranties and agreements herein contained, at the Closing, in consideration of the Purchase Price, the Company shall issue, sell and deliver to the Investor Thirty Thousand Seven Hundred Fifty and 3/100ths (30,750.03) shares of Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), Ten
                                                ------------------------
Thousand Two Hundred Fifty and 1/100ths (10,250.01) shares of Series D Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock"), and Ten
                                       ------------------------
Thousand (10,000) shares of Series F Preferred Stock, par value $0.01 per share (the "Series F Preferred Stock").
      ------------------------

     2.3.  Restrictive Legends.  Each certificate representing Securities
           -------------------
(including Securities originally issued hereunder or delivered upon conversion of the Preferred Stock, or delivered in substitution or exchange for any of the foregoing) will bear a legend, in addition to any legends required by the Stockholders' Agreement or otherwise required by Law, reading substantially as follows until such Securities have been sold pursuant to an effective registration statement under the Securities Act, Rule 144 under the Securities Act, or an opinion of counsel reasonably satisfactory in form and substance to the Company and otherwise in full compliance with any other applicable restrictions on transfer, including those contained in this Agreement and the Stockholders' Agreement:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `ACT'), OR UNDER ANY STATE SECURITIES OR `BLUE SKY' LAWS. SAID SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS AND UNTIL REGISTERED UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR `BLUE SKY' LAWS OR EXEMPTED THEREFROM UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR `BLUE SKY' LAWS."

     2.4.  Use of Proceeds.  The Company shall use the net cash proceeds of its
           ---------------
sale of Securities hereunder solely for working capital purposes.

                                  ARTICLE III

                                    CLOSING

     3.1.  Time and Place of Closing.  Upon the terms and subject to the
           -------------------------
conditions hereof, the closing of the Transactions (the "Closing") shall take at
                                                         -------
the offices of Friedman Kaplan & Seiler LLP, 875 Third Avenue, New York, New York, at 10:00 a.m. local time on May 24, 1999, or at such other place and/or time and/or on such other date as the parties may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article VII (the "Closing Date"). The Closing shall be deemed to have occurred as of 12:01
      ------------
a.m. on the Closing Date.

     3.2.  Closing Actions and Deliveries.  Upon the terms and subject to the
           ------------------------------
satisfaction or waiver by the appropriate parties, if applicable, of the conditions set forth in Article VII, to effect the purchase and sale of the Securities and consummate the other Transactions, the parties shall on the Closing Date take the following actions:

           (a)  Investor Purchase Price.  The Investor shall deliver to the
                ------------------------
Company by wire transfer of immediately available funds to the account designated by the Company on or prior to the Closing Date an amount equal to the Purchase Price.

           (b)  Delivery of Securities.  The Company shall deliver to the
                ----------------------
Investor, certificates, duly executed by authorized signatories of the Company, representing the shares of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock, to be issued to it in accordance with the terms of
Section 2.2.

           (c)  Other Deliveries.  The parties shall execute and deliver or
                ----------------
cause to be executed and delivered all other documents, instruments, opinions and certificates contemplated by this Agreement to be delivered at the Closing or necessary and appropriate in order to consummate the Transactions contemplated to be consummated on the Closing Date.

     3.3.  Closing Costs; Taxes and Fees.  The Company shall pay or cause to be
           -----------------------------
paid at the Closing or, if due prior to the Closing or thereafter, promptly when due, all transfer taxes (including sales taxes, gross receipts taxes, stamp taxes, and other taxes) payable solely as a result of the payment of the Purchase Price pursuant to this Agreement, but excluding any federal, state, local or other jurisdictional income taxes (or franchise, excise, gross receipts or other taxes that are generally imposed on a party on a periodic basis as a result of a party's status, presence, conduct of business, holding of assets, income, revenues, activities or other items).

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF INVESTOR

          The Investor represents and warrants to the Company as follows:

     4.1.  Organization, Power and Authority.

           (a) The Investor is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

           (b) It has the requisite power and authority to execute, deliver and perform this Agreement and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder to which it is or will be a party.

           (c) It is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on it or materially adversely affect the Transactions.

           (d) The execution and delivery of this Agreement by it and the consummation of the Transactions by it have been duly and validly authorized by its Board of Directors and no other proceedings on its part which have not been taken (including, without limitation, approval of its stockholders) are necessary to authorize this Agreement or to consummate the Transactions.

           (e) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

           (f) As of the Closing Date, after giving effect to the Transactions, it is not in breach of any obligation under this Agreement.

     4.2.  Consents; No Conflicts.  Neither the execution, delivery and
           ----------------------
performance by it of this Agreement nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) subject to obtaining the Consents set forth on
Schedule 4.2, constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, other than those set forth on Schedule 4.2 or the approval of its board of directors or stockholders (which approvals have been obtained), except in each case, where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the Transactions. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions.

     4.3.  Litigation.  There is no action, proceeding or investigation pending
           ----------
or, to its knowledge, threatened against it or any of its properties or assets that would be reasonably expected to have an adverse effect on its ability to consummate the Transactions to which it is a party or to fulfill its obligations under this Agreement or which seeks to prevent or challenge the Transactions.

     4.4.  Brokers.  It has not employed any broker, finder or investment banker
           -------
or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

     4.5.  No Distribution.  It is acquiring the Securities to be acquired by it
           ---------------
hereunder for the purpose of investment and not with a view to or for sale in connection with any distribution thereof (other than in compliance with the Stockholders' Agreement and the Securities Act and all applicable state securities laws).

     4.6.  Investor Acknowledgments.  (a)  It is an "accredited investor" as
           ------------------------
defined in Regulation D of the Securities Act. Its representatives have been provided an opportunity to ask questions of, and have received answers thereto from, the Company and its representatives regarding the terms and conditions of its purchase of Securities, and the Company and its proposed business generally, and have obtained all additional information requested by it to verify the accuracy of all information furnished to it in connection with such purchase.

               (b) It has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks of purchasing the Securities it is purchasing hereunder.

               (c) It is not relying on and acknowledges that no representation is being made by the Company or any of its officers, employees, Affiliates, agents or representatives, except for representations and warranties expressly set forth in this Agreement, and, in particular, it is not relying on, and acknowledges that no representation is being made in respect of, (x) any projections, estimates or budgets delivered to or made available to them of future revenues, expenses or expenditures, or future results of operations and
(y) any other information or documents delivered or made available to it or its representatives, except for representations and warranties expressly set forth in this Agreement, and such information and documents obtained by it as a stockholder of the Company and through its representatives who serve as members of the Company's board of directors, as the case may be.

               (d) In deciding to invest in the Company, it has relied exclusively on the representations and warranties expressly set forth in this Agreement, and the investigations made by itself and its representatives and its and such representatives' knowledge of the industry in which the Company proposes to operate. Based solely on such representations and warranties and such investigations and knowledge and such information obtained by it by virtue of its status as a stockholder of the Company, and through its representatives who serve as members of the Company's board of directors, as the case may be, it has determined that the Securities it is acquiring are a suitable investment for it.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants as to the Company and its Subsidiaries to the Investor as follows:

     5.1. Organization, Power and Authority.  (a)  Each of the Company and
          ---------------------------------
each of its Subsidiaries that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Each of the Company's Subsidiaries that is a limited liability company or a limited partnership is a limited liability company or a limited partnership, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of formation and has the requisite limited liability company or a limited partnership, as the case may be, power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted.

               (b) It has the requisite power, authority and/or legal capacity to execute, deliver and perform this Agreement and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder to which it is or will be a party.

               (c) Each of the Company and each of its Subsidiaries is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on it or materially adversely affect the Transactions.

               (d) The execution and delivery of this Agreement and the consummation of the Transactions by it have been duly and validly authorized by its Board of Directors and shareholders and, except for the filing of the Restated Certificate with the office of the Secretary of State of Delaware, no other proceedings which have not been taken are necessary to authorize this Agreement or to consummate the Transactions.

               (e) This Agreement has been duly executed and delivered by it and constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

               (f) As of the Closing, after giving effect to the Transactions, it is not in breach of any obligation under this Agreement.

     5.2.  Consents; No Conflicts.  Neither the execution, delivery and
           ----------------------
performance of this Agreement nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) subject to obtaining the Consents set forth on
Schedule 5.2, constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License, or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, other than those set forth on Schedule 5.2 or the approval of its Board of Directors or its stockholders (which approval has been obtained), except in each case where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the Transactions or the operation of its business after the Closing Date. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions or performing its obligations under this Agreement.

     5.3.  Litigation.  There is no action, proceeding or investigation pending
           ----------
or, to its knowledge, threatened against it or any of its properties or assets that would have an adverse effect on its ability to consummate the Transactions to which it is a party or to fulfill its obligations under this Agreement, or to operate its business after the Closing Date, or which seeks to prevent or challenge the Transactions. There is no judgment, decree, injunction, rule or order outstanding against it which would limit in any material respect its ability to operate its business in the manner currently contemplated.

     5.4.  Brokers.  It has not employed any broker, finder or investment banker
           -------
or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transaction, except for a fee paid to Chase Securities, Inc. by the Company in an amount which has previously been disclosed to AT&T PCS.

     5.5.  Capitalization  (a)  As of the date hereof, the authorized capital
           --------------
stock of the Company consists of 950,000 shares of Voting Common Stock, 950,000 shares of Non-Voting Common Stock, ten shares of Voting Preference Stock, 1,000 shares of Class C Common Stock,

3,000 shares of Class D Common Stock, 100,000 shares of Series A Preferred Stock, 200,000 shares of Series B Preferred Stock, 215,000 shares of Series C Preferred Stock, 50,000 shares of Series D Preferred Stock, 30,000 shares of Series E Preferred Stock, 50,000 shares of Series F Preferred Stock and 70,000 shares of Senior Common Stock. As of the Closing Date, after giving effect to the filing of the Restated Certificate and the Transactions there will be issued and outstanding the shares of Preferred Stock and Common Stock set forth on
Schedule I. The record and beneficial owners of such outstanding shares of Common Stock and Preferred Stock, as of the Closing Date, after giving effect to the Transactions, are set forth on Schedule I.

               (b) Except as set forth on Schedule 5.5, on the Closing Date, after giving effect to the Transactions, there will not be any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating the Company to issue, transfer or sell any shares of capital stock of the Company.

     5.6.  Shares.  The shares of  Preferred Stock being issued to the Investor
           ------
hereunder, when issued and paid for pursuant to the terms of this Agreement and after giving effect to the filing of the Restated Certificate, will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any Liens caused or created by the Company, except as set forth in the Stockholders' Agreement and the Restated Certificate. The Securities issued upon conversion of the Preferred Stock issued on the Closing Date, or upon conversion thereof after the Closing Date, when issued pursuant to the terms thereof, will be validly issued, fully paid and non-assessable, and will be free of any Liens caused or created by the Company, except as set forth in the Stockholders' Agreement and the Restated Certificate.

     5.7.  Offering of Securities. (a)  None of the Company or any Person acting
           ----------------------
on its behalf has offered the Securities or any similar equity securities of the Company for sale to, or solicited any offers to buy Securities or any similar equity securities of the Company from, any Person, other than a limited number of other "accredited investors" (as defined in Rule 501(a) under the Securities
Act).

               (b) None of the Company or any Person acting on its behalf will, directly or indirectly, take any action which might subject the offering, issuance or sale of the Securities to the registration and prospectus delivery requirements of Section 5 of the Securities Act.

               (c) Assuming the accuracy of the representations and warranties of the Investor contained in Section 4.6, each of the offering and sale of Securities under this Agreement to the Investor complies with all applicable requirements of Federal and state securities laws.

     5.8.  Subsidiaries.  The Company owns directly or indirectly all of the
           ------------
outstanding shares of Capital Stock of each of its Subsidiaries, free and clear of any Liens, except Liens granted to the Lenders pursuant to the Credit Documents. Set forth on Schedule 5.8 is a complete list of its direct and indirect Subsidiaries indicating the jurisdictions in which such Subsidiary is organized or qualified to conduct business.

                                  ARTICLE VI

                                   COVENANTS

     6.1.  Consummation of Transactions.  Each party shall use all commercially
           ----------------------------
reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable law to carry out all of their respective obligations under this Agreement and to consummate the Transactions, which efforts shall include, without limitation, the following:

               (a) The parties shall use all commercially reasonable efforts to cause the Closing to occur and the Transactions to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, to obtain all necessary Consents including the approval of this Agreement and the Transactions by all Governmental Authorities and agencies, , and to make all filings with and to give all notices to third parties which may be necessary or reasonably required in order for the parties to consummate the Transactions.

               (b) Each party shall furnish to the other parties all information concerning such party and its Affiliates reasonably required for inclusion in any application or filing to be made by the Company or any other party in connection with the Transactions.

               (c) Upon the request of any other party, each party shall forthwith execute and deliver, or cause to be executed and delivered, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may reasonably be requested by such party in order to effectuate the purposes of this Agreement.

     6.2.  Use of Proceeds.  The Company shall use the proceeds of the sale of
           ---------------
Securities only for the purposes described in Section 2.4.

     6.3.  Restated Certificate.  It is the intention of the parties hereto that
           --------------------
the Restated Certificate shall be amended as necessary (e.g., to increase the number of authorized shares of Capital Stock) to give effect to, among other things, the Securities issued at the Closing. The parties agree to use their respective best efforts to effectuate any and all such amendments at any such Closing.

     6.4.  Offering of Securities.  None of the Company or any Person acting on
           ----------------------
its behalf will, directly or indirectly, take any action which might subject the offering, license or sale of the Securities to the registration and prospectus delivery requirements of Section 5 of the Securities Act.

                                  ARTICLE VII

                              CLOSING CONDITIONS


     7.1.  Conditions to Obligations of All Parties.  The obligation of each of
           ----------------------------------------
the parties to consummate the Transactions contemplated to occur at the Closing shall be conditioned on the following, unless waived by each of the parties at or prior to Closing:

               (a) All Consents by any Governmental Authority required to permit the consummation of the Transactions and to permit the transactions contemplated by the Asset Purchase Agreement, the failure to obtain or make which would be reasonably expected to have a Material Adverse Effect on the Company or Investor or to materially adversely affect the Transactions shall have been obtained or made.

               (b) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that would (i) impose material limitations on the ability of any party to consummate the Transactions or prohibit such consummation, or (ii) impair in any material respect the operation of the Company.

               (c) The Restated Certificate shall have been filed with the Delaware Secretary of State.

               (d) Each Stockholder (as such term is defined in the Stockholders' Agreement) other than the Investor shall have delivered a waiver of the pre-emptive rights afforded to such Stockholder pursuant to Section 7.2(b) of the Stockholders' Agreement.

               (e) The Company shall have received any consent of the lenders that may be required pursuant to the terms of the Credit Agreement.

     7.2.  Conditions to Obligations of the Company.  The obligation of the
           ----------------------------------------
Company to consummate the Transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions by the Investor, unless waived by the Company at or prior to the Closing:

               (a) The representations and warranties of the Investor contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct), in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time, except for inaccuracies in respect of the representations and warranties set forth in Section 4.3, (disregarding any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have a Material Adverse Effect on the Company or to materially adversely affect the Transactions.

               (b) The Investor shall have performed in all material respects all agreements contained herein or required to be performed by it at or before the Closing.

               (c) An officer of the Investor shall have delivered to the Company a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in paragraphs (a) and (b) above.

               (d) The Company shall have been furnished with an Opinion of Counsel to the Investor dated the Closing Date.

               (e) All corporate and other proceedings of the Investor in connection with the Transactions, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to the Company, and the Investor shall have delivered to the Company such receipts, documents, instruments and certificates, in form and substance reasonably satisfactory to the Company which the Company shall have reasonably requested in order to consummate the Transactions.

     7.3.  Conditions to the Obligations of the Investors.  The obligation of
           ----------------------------------------------
the Investor to consummate the Transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions, unless waived by it at or prior to the Closing:

               (a) The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct), in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time, except for inaccuracies in respect of the representations and warranties set forth in Section 5.3 (disregarding any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have a Material Adverse Effect on the Company or to materially adversely affect the Transactions.

               (b) The Company shall have performed in all material respects all agreements contained herein or required to be performed by it at or before the Closing.

               (c) An officer of the Company shall have delivered to the Investor a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in paragraphs (a) and (b) above.

               (d) The Investor shall have been furnished with an Opinion of Counsel to the Company dated the Closing Date.

               (e) All corporate and other proceedings of the Company in connection with the Transactions, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to the Investor, the Company shall have delivered to the Investor all such receipts, documents, instruments and certificates, in form and substance reasonably satisfactory to the Investor, which the Investor shall have reasonably requested in order to consummate the Transactions.

                                 ARTICLE VIII

                         SURVIVAL AND INDEMNIFICATION

     8.1.  Survival.  Except for the representations and warranties contained in
           --------
Sections 4.1(a), (b), (d) and (e), and 5.1(a), (b), (d) and (e) (which shall survive the Closing, without regard to any investigation made by any of the parties hereto, until the expiration of the applicable statute of limitations relating thereto), the representations and warranties made in this Agreement shall survive the Closing without regard to any investigation made by any of the parties hereto until the second anniversary thereof and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty and describing such claim in reasonable detail shall have been given prior to the expiration of the applicable survival period to the party which made such representation or warranty). The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained in this Agreement to be performed or complied with after the Closing shall survive the Closing; provided that the right to indemnification pursuant to this Article VIII in respect of a breach of a representation or warranty shall expire upon the application of the applicable survival period of the Closing (except to the extent written notice asserting a claim thereunder and describing such claim in reasonable detail shall have been given prior to such expiration to the party from whom such indemnification is sought). After the Closing, the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty contained in this Agreement, or any other claim (whether or not alleging a breach of this Agreement) that arises out of the facts and circumstances constituting such breach or inaccuracy, shall be the indemnity provided in this
Article VIII.

     8.2.  Indemnification by the Investor.  The Investor shall indemnify and
           -------------------------------
hold harmless the Company and its Affiliates, directors, shareholders, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.2 Indemnified Party"), against all liabilities and expenses
 -----------------------------
(including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) (collectively, "Losses") incurred by him/her
                                                    ------
or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.2 Indemnified Party may be involved or with which he/she or it may be threatened (whether arising out of or relating to matters asserted by third parties against a Section 8.2 Indemnified Party or incurred or sustained by such party in the absence of a third-party claim), that arises out of or results from (a) any representation or warranty of the Investor contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by such indemnifying party or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such

Section 8.2 Indemnified Party or its Affiliates, provided, that the aggregate liability of the Investor to indemnify Section 8.2 Indemnified Parties against Losses arising out of or resulting from (x) any such representation or warranty of the Investor contained in this Agreement and included in this indemnification by the Investor being untrue, or (y) default by the Investor or any of its Affiliates in the performance of their respective obligations under this Agreement shall (except, in the case of clause (y), to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of the Investor) be limited to $30,000,000; provided further, that the Investor shall have the option of satisfying any such Losses incurred by the Company (in its capacity as a Section 8.2 Indemnified Party) by tendering to the Company shares of Series A Preferred Stock (such shares to be valued for such purposes at the aggregate liquidation preference thereof).

     8.3.  Indemnification by the Company.  The Company shall indemnify and hold
           ------------------------------
harmless the Investor and its Affiliates, directors, shareholders, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.3 Indemnified Party"), against all Losses incurred by him/her or it
 -----------------------------
in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.3 Indemnified Party may be involved or with which he/she or it may be threatened (whether arising out of or relating to matters asserted by third parties against a Section 8.3 Indemnified Party or incurred or sustained by such party in the absence of a third-party claim), that arises out of or results from (a) any representation or warranty of the Company contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such
Section 8.3 Indemnified Party or its Affiliates, provided, that the aggregate liability of the Company to indemnify Section 8.3 Indemnified Parties against Losses arising out of or resulting from (x) any such representation or warranty of the Company contained in this Agreement and included in this indemnification by the Company being untrue, or (y) any default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement shall (except, in the case of clause (y), to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of the Company) be limited to $30,000,000.

     8.4.  Procedures.

               (a) The terms of this Section 8.4 shall apply to any claim (a "Claim") for indemnification under the terms of Sections 8.2 or 8.3. The
 -----
Section 8.2 Indemnified Party or Section 8.3 Indemnified Party (each, an "Indemnified Party"), as the case may be, shall give prompt written notice of
 -----------------
such Claim to the indemnifying party (the "Indemnifying Party") under the
                                           ------------------
applicable Section, which party may assume the defense thereof, provided that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to approve any counsel selected by the

Indemnifying Party and to approve the terms of any proposed settlement, such approval not to be unreasonably delayed or withheld (unless, in the case of approval of a proposed settlement, such settlement provides only, as to the Indemnified Party, the payment of money damages actually paid by the Indemnifying Party and a complete release of the Indemnified Party in respect of the claim in question). Notwithstanding any of the foregoing to the contrary, the provisions of this Article VIII shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article VIII to the fullest extent permitted by law.

               (b) In the event that the Indemnifying Party undertakes the defense of any Claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such Claim, including, but not limited to, promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

               (c) In the event that the Indemnifying Party fails to assume the defense of any Claim within ten business days after receiving written notice thereof, the Indemnified Party shall have the right, subject to the Indemnifying Party's right to assume the defense pursuant to the provisions of this Article VIII, to undertake the defense, compromise or settlement of such Claim for the account of the Indemnifying Party. Unless and until the Indemnified Party assumes the defense of any Claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advancement that, in the event he or it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Article VIII.

               (d) In no event shall an Indemnifying Party be required to pay in connection with any Claim for more than one firm of counsel (and local counsel) for each of the following groups of Indemnified Parties: (i) the Investor, its Affiliates, directors, shareholders, officers, employees, agents and/or the legal representatives of any of them; and (ii) the Company, its Affiliates, directors, shareholders, officers, employees, agents and/or the legal representatives of any of them.

     8.5.  Registration Rights. Notwithstanding anything to the contrary in this
           -------------------
Article VIII, the indemnification and contribution provisions set forth in Sections 5(e) and 5(f) of the Stockholders' Agreement shall govern any claim made with respect to the registration statements filed pursuant to Section 5 of the Stockholders' Agreement or sales made thereunder.

                                  ARTICLE IX

                                  TERMINATION

     9.1.  Termination. In addition to any other rights of termination set forth
           -----------
herein, this Agreement may be terminated, and the Transactions abandoned, without further obligation of any party (except as set forth herein), at any time prior to the Closing Date:

               (a)  by mutual written consent of the parties;

               (b) by either party by written notice to the other parties, if the Closing shall not have occurred on or before the date that is six months after the date hereof, provided that the party electing to exercise such right is not otherwise in breach of its obligations under this Agreement; or

               (c) by any party by written notice to the other parties, if the consummation of the Transactions shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction.

     9.2.  Effect of Termination.  In the event of a termination of this
           ---------------------
Agreement, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as set forth in paragraph (b) below, and except that nothing herein will relieve any party from liability for any breach by such party of this Agreement.

               (a)  In the event of a termination of this Agreement pursuant to
Section 9.1, all provisions of this Agreement shall terminate, except Articles VIII and X.

               (b) Whether or not the Closing occurs, except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

     10.1. Amendment and Modification.  This Agreement may be amended, modified
           --------------------------
or supplemented only by written agreement of each of the parties.

     10.2. Waiver of Compliance; Consents.  Any failure of any of the parties to
           ------------------------------
comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this
Section 10.2.

     10.3. Notices.  All notices or other communications hereunder shall be in
           -------
writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person against receipt, by facsimile transmission with confirmation of receipt, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):

     If to the Investor, to:

     c/o AT&T Wireless Services, Inc.
     7277 164th Avenue N.E.
     Redmond, Washington  98052
     Attention: William H. Hague, Esq.
     Facsimile: (425) 580-8405

     With a copy to:

     Friedman Kaplan & Seiler LLP
     875 Third Avenue
     New York, New York  10019
     Attention: Gregg L. Lerner, Esq.
     Facsimile: (212) 833-1100

     If to the Company, to it:

     1010 N. Glebe Road, Suite 800
     Arlington, Virginia  22201
     Attn:  General Counsel
     Facsimile: (703) 236-1102

     10.4. Parties in Interest; Assignment.  This Agreement is binding upon and
           -------------------------------
is solely for the benefit of the parties hereto and their respective permitted successors, legal representatives and permitted assigns. Neither the Company nor the Investor may assign its rights and obligations hereunder without the prior written consent of each of the other parties; provided, that: (a) the Company shall have the right to assign its rights under this Agreement to the lenders (the "Lenders") named in the Credit Agreement, as security pursuant to
              -------
the terms of the Credit Documents, it being understood that as a result of any such assignment to the Lenders, the Lenders shall not assume any obligations of the Company hereunder.

     10.5. Applicable Law.  This Agreement shall be governed by and construed in
           --------------
accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, New York (the "New York Courts") for any litigation
                                       ---------------
arising out of or relating to this Agreement and the Transactions, waive any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

     10.6.  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     10.7.  Interpretation.  The article and section headings contained in this
            --------------
Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     10.8.  Entire Agreement.  This Agreement, including the exhibits and
            ----------------
schedules hereto and thereto and the certificates and instruments delivered pursuant to the terms of this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the Transactions. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such Transactions.

     10.9.  Publicity.  So long as this Agreement is in effect, the parties
            ---------
agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the Transactions, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law. No press release or other public statement by the parties hereto shall disclose any of the financial terms of the Transactions without the prior consent of the other parties, except as may be required by Law. A breach of the provisions of this Section 10.9 by a party shall not give rise to any right to terminate this Agreement.

     10.10. Specific Performance.  The parties hereto agree that irreparable
            --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Courts.

     10.11. Remedies Cumulative.  All rights, powers and remedies provided under
            -------------------
this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     10.12. Severability.  Any provision of this Agreement that is prohibited or
            ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court determines that any covenant or any part of any covenant is invalid or unenforceable, such covenant shall be enforced to the extent permitted by such court, and all other covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

     10.13.  Beneficiaries of Agreement.  The representations, warranties,
             --------------------------
covenants and agreements expressed in this Agreement are for the sole benefit of the other parties hereto and the Section 8.2 Indemnified Parties and Section 8.3 Indemnified Parties and are not intended to benefit, and may not be relied upon or enforced by, any other party as a third party beneficiary or otherwise.

     10.14.  Stock Valuation.  The parties hereby agree that the per share value
             ---------------
attributable as of the date hereof to the Series F Preferred Stock is $1.00.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                 TELECORP PCS, INC.

                                 By: /s/ Thomas H. Sullivan
                                     ------------------------------
                                   Name:  Thomas H. Sullivan
                                   Title: Executive Vice President

                                 AT&T WIRELESS PCS, INC.

                                 By: /s/ William W. Hague
                                     ------------------------------
                                   Name:  William W. Hague
                                   Title: Senior Vice President

                                                                      SCHEDULE I

                                Capitalization
                                --------------

                               Filed Separately.

                                                                    SCHEDULE 4.2
                               Investor Consents
                               -----------------


     The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

     1.   The Federal Communications Commission.

     2.   The Federal Trade Commission/Department of Justice.

     3.   Various Governmental Authorities with respect to Franchise Laws.

                                                                    SCHEDULE 5.2

                               Company Consents
                               ----------------


     The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

     1.   The Federal Communications Commission.

     2.   The Federal Trade Commission/Department of Justice.

     3.   Various Governmental Authorities with respect to Franchise Laws.

                                                                    SCHEDULE 5.5

                      Outstanding Options, Warrants, Etc.
                      -----------------------------------

1. Upon the closing of the transaction contemplated by the License Acquisition Agreement by and between Wireless 2000, Inc. ("Wireless") and the Company, dated as of December 2, 1998 (the "Wireless Acquisition Agreement"), the Company shall issue to Wireless: (i) five hundred forty-five and 20/100 (545.20) shares of Series C Preferred Stock, par value $.01 per share, and
     (ii) five hundred thirty and 40/100 (530.40) shares of Class A Voting Common Stock, par value $.01 per share, of the Company.

2. Pursuant to the terms of that certain Stock Purchase Agreement dated March 22, 1999 by and among the Company, AT&T Wireless PCS Inc. and certain other stockholders of the Company, as amended the Company shall issue 32,286 shares of Class A Common Voting Stock and Series C, D and F Preferred Stock.

3. Pursuant to the terms of that certain Puerto Stock Purchase Agreement, dated as of March 30, 1999, by and among the Company, Puerto Rico Acquisiton Corp. and the Cash Equity Investors and Management Stockholders identified therein, the Company shall issue an aggregate amount of 39,996.60 shares of each of Class A Common Voting Stock and Series C Preferred Stock.

                                                                    SCHEDULE 5.8
                                                                    ------------

                          Subsidiaries of the Company
                          ---------------------------

=========================================================================================
          Subsidiary Name                  State Of                  Qualified In:
                                         Incorporation
-----------------------------------------------------------------------------------------
1.  TeleCorp Communications, Inc.                 DE          AR, DC, IL, IN, LA, MA,
                                                              MO, MS, NH, TN, TX,
                                                              VA
-----------------------------------------------------------------------------------------
2.  TeleCorp Holding Corp., Inc.                  DE          LA, MA, NH, TN, TX,
                                                              VA/1/
-----------------------------------------------------------------------------------------
3.  TeleCorp Limited Holdings, Inc.               DE          AR, DC, IL, MA, MS
-----------------------------------------------------------------------------------------
4.  TeleCorp Realty Holdings, Inc.                DE                 None
-----------------------------------------------------------------------------------------
5.  TeleCorp PCS, L.L.C.
    (Sole Member is: TeleCorp PCS,                DE                 None
    Inc.)
-----------------------------------------------------------------------------------------
6.  TeleCorp Realty, L.L.C.                       DE          AR, DC, IL, LA, MA,
                                                              MO,MS, NH, TN, TX
    (Managing Member is: TeleCorp
    Communications, Inc.)
-----------------------------------------------------------------------------------------
7.  TeleCorp Equipment Leasing, L.P.              DE          AR, DC, IL, IN, LA, MA,
                                                              MO, MS, NH, TN, TX
    (General Partner is: TeleCorp Limited
    Holdings, Inc.)
-----------------------------------------------------------------------------------------
8.  Affiliate License Co., L.L.C.                 DE                 None
    (Sole Member is TeleCorp PCS, Inc.)
=========================================================================================










-----------------------------------
/1/ TeleCorp Holding Corp will be withdrawn from each of the states in which it is qualified (except Delaware) upon the filing of the company's tax returns for the year ended December 31, 1998.